UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

USBC, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 E 2nd Street, 15th Floor, Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

775-239-7673
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	USBC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On September 11, 2026, USBC, Inc. (the “Company”) drew an additional fixed-rate borrowing of $3.0 million (the "Fifth Draw") under its previously disclosed Master Loan Agreement with Payward Interactive, Inc. (the "Lender") dated March 18, 2026 (the “MLA”), which provides for borrowings of up to $25.0 million in aggregate principal amount for up to a twelve-month term, subject to the execution of one or more individual loan term sheets.

The Fifth Draw increases the aggregate principal amount outstanding under the MLA to $21.0 million which bears interest at a rate of 8.5% per annum maturing on September 11, 2027, unless earlier terminated in accordance with the terms of the MLA.

Borrowings under the MLA are solely secured by Bitcoin collateral held in custody with an affiliate of the Lender, Payward Financial, Inc. (the "Custodian"), and subject to customary collateral maintenance provisions, including specified margin requirements and liquidation rights in the event of a collateral shortfall. The 479 Bitcoin collateralizing the MLA is held for the benefit of the Lender by the Custodian and subject to an account control agreement by and among the Lender, the Company and the Custodian.

A decline of approximately 27.4% in the value of the pledged Bitcoin collateral, assuming no repayment of borrowings or additional collateral posting, would have reduced the collateral coverage ratio as of September 14, 2026 to the 130% collateral call margin ratio under the MLA. No collateral calls, mandatory repayments, or liquidation events had occurred under the MLA as of September 14, 2026.

The foregoing description of the MLA does not purport to be complete and is qualified in its entirety by reference to the full text of the MLA, a copy of which was filed as Exhibit 10.34 to the Company’s Transition Report on Form 10-K for the transition period from October 1, 2025 to December 31, 2025, as filed with the Securities and Exchange Commission (the "SEC") on March 25, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s ongoing product development activities, the testing and progression of its tokenized deposit product offering, the anticipated timing and execution of future development phases, the potential launch of a retail product, the Company’s engagement with third-party partners and vendors including affiliated service providers, expected future expenditures and reimbursements in connection with such activities, and the Company’s ability to maintain sufficient collateral coverage under its Bitcoin-backed credit facility. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, regulatory approvals, market adoption, technological developments, volatility in digital asset markets, collateral calls, mandatory repayments, or liquidation events under the Master Loan Agreement, and other risks and uncertainties more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the transition period ended December 31, 2025, Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, Current Reports on Form 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from those expressed or implied in such statements. Forward-looking statements contained in this Current Report are only made as of this date, and the Company undertakes no duty to update such information after the date of this Current Report except as required under applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

USBC, INC.

Date: September 16, 2026	By:	/s/ Daniel J. Beck
	Name:	Daniel J. Beck
	Title:	Chief Financial Officer